UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2011 (April 19, 2011)
DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK		73102
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On April 19, 2011, Devon Energy Corporation (the “Company”) amended its Employment Agreement with each of its executive officers to eliminate certain tax gross-up payment obligations of the Company to the executive officers upon a change in control of the Company. Prior to the amendment, the Employment Agreement contained a tax gross-up provision that obligated the Company to pay an additional amount to the executive officer if his or her benefits under the Employment Agreement or any other Company arrangement were subject to the excise tax imposed on excess parachute payments by Section 4999 of the Internal Revenue Code (the “Excise Tax”). The amendment to the Employment Agreement eliminates this tax gross-up provision. As amended, the Employment Agreement now requires the Company either (1) to reduce the amount of certain severance benefits otherwise payable under the Employment Agreement so that the severance benefits payable to the executive officer will not be subject to the Excise Tax, or alternatively, (2) to pay the full amount of the severance benefits payable under the Employment Agreement (but with no tax gross-up), whichever produces the better after-tax result for the executive officer.
     The Form of Amendment No. 1 to Amended and Restated Employment Agreement is attached as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
          (d) Exhibits
10.1 Form of Amendment No. 1 to the Amended and Restated Employment Agreement, incorporated by reference to Exhibit 10.19 to Registrant’s Form 10-K filed February 27, 2009, between the Registrant and Jeffrey A. Agosta, David A. Hager, R. Alan Marcum, J. Larry Nichols, John Richels, Frank W. Rudolph, Darryl G. Smette, Lyndon C. Taylor and William F. Whitsitt dated April 19, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and Secretary

Date: April 25, 2011

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